Exhibit 99.1

Ares Management Corporation Announces Agreement to Acquire Black Creek Group

Leading Core / Core-Plus Real Estate Firm Will Expand Ares’ Real Estate Group with Complementary Capabilities and Vertically Integrated Platform in High Conviction Industrial Sector

Business Combination Will Add Significant Perpetual, Non-Traded REIT Capital and Retail Distribution Platform with Capacity to Scale Existing and New Products

Combined Real Estate Group Assets Under Management to Increase to Approximately $29 Billion

LOS ANGELES—May 20, 2021—Ares Management Corporation (“Ares”) (NYSE: ARES) announced today that a subsidiary of Ares has entered into a definitive agreement to acquire 100% of Black Creek Group’s U.S. real estate investment advisory and distribution business (“Black Creek”), a leading real estate investment management firm.

Founded in 1993, Black Creek had approximately $11.6 billion of assets under management, as of March 31, 2021, in core / core-plus real estate strategies across two non-traded Real Estate Investment Trusts (“REITs”) and various institutional fund vehicles. Black Creek’s senior management team has an average of 25 years of experience in sourcing, acquiring, operating and developing properties in the U.S. Supported by large institutional investors and an established retail investor base, Black Creek has a longstanding track record across major property types, including industrial, multifamily, office and retail. Black Creek’s vertically integrated platform brings significant local expertise with over 100 investment professionals operating across eight offices throughout the U.S.

With an experienced team focused on core / core-plus strategies, the transaction is expected to broaden the existing capabilities and product offerings of the Ares Real Estate Group. Additionally, the acquisition of Black Creek will expand the Ares real estate platform with vehicles that complement Ares’ existing real estate debt and U.S. and European value-add and opportunistic funds. Black Creek has operated in the high conviction industrial sector for more than 25 years, which is expected to increase the Ares Real Estate Group’s breadth in the sector and further drive operating, sourcing and informational advantages for its fund investors. Ares believes the approximately $2 trillion industrial real estate sector exhibits consistent fundamentals across diverse market cycles and is positioned to benefit from heightened institutional interest driven in part by secular tailwinds and the accelerated growth of e-commerce.

The acquisition will also transform Ares’ retail distribution capability and increase Ares’ perpetual, non-traded REIT capital by $5.1 billion with the addition of two separate non-traded REITs. As one of the leading retail fundraising platforms for non-traded REITs, Black Creek’s over 80-person broker dealer team distributes and markets to more than 70 relationships that have access to over 100,000 financial advisors. Over time, it is expected that through this combination there will be attractive growth prospects for Black Creek’s non-traded REITs and enhanced opportunities to accelerate retail distribution for Ares’ various alternative asset products to broker dealers through Black Creek’s distribution platform.

“We are very pleased to enter into this strategic transaction with Black Creek, which further scales our real estate business, expands us into core / core-plus strategies and provides us with a leading non-traded REIT retail distribution platform,” said Michael Arougheti, Chief Executive Officer and President of Ares. “We believe that this highly complementary combination will add meaningful revenue synergies for our real estate business as we offer new products to our existing investor base.”

“This acquisition presents an attractive opportunity to further enhance our team’s capabilities and grow our leading global real estate equity and debt business to approximately $29 billion in assets under management with offices spanning across the U.S. and Europe,” said Bill Benjamin, Partner and Head of the Ares Real Estate Group. “We are very excited to partner with senior management at Black Creek to offer new strategies, expand our sourcing networks and bolster execution. We have known and respected the team at Black Creek for many years and we believe there is a strong cultural alignment, which positions us for long-term success of our combined businesses.”

“We are excited to join the Ares team and we believe this is a highly complementary combination of people, investment products and resources,” said Raj Dhanda, Chief Executive Officer at Black Creek Group. “As a leading firm with extensive global relationships and a collaborative culture, Ares was the ideal partner for Black Creek Group and this agreement will allow the combined Ares Real Estate Group to expand our capabilities, reach and growth potential. We are excited for our leadership teams to work together and capitalize on what we believe will be a promising future.”

Upon closing, key members of the Black Creek leadership team will remain in place and become part of the Ares Real Estate Group, which is led by Bill Benjamin. The transaction consideration will include an upfront amount comprised of a combination of cash and Ares Operating Group Units in addition to a potential performance-based earnout payable in a combination of cash and Ares equity. The transaction is expected to be accretive to Ares’ after-tax fee related earnings per share of Class A common stock and after-tax realized income per share of Class A common stock in the first year and a more meaningful driver of growth in earnings in the years ahead. The transaction is expected to close early in the third quarter of 2021 and is subject to customary closing conditions, including regulatory approvals.

Eastdil Secured, LLC acted as financial advisor to Ares and Latham & Watkins LLP served as legal counsel. Hodes Weill & Associates acted as financial advisor to Black Creek and Simpson Thacher & Bartlett LLP served as legal counsel.

A supplemental investor presentation on the transaction is available on the Investor Resources section of Ares’ website at www.aresmgmt.com.

About Ares Management Corporation

Ares Management Corporation is a leading global alternative investment manager operating integrated groups across Credit, Private Equity, Real Estate and Strategic Initiatives. We seek to provide flexible capital to support businesses and create value for our stakeholders and within our communities. By collaborating across our investment groups, we aim to generate consistent and attractive investment returns throughout market cycles. As of March 31, 2021, Ares Management's global platform had approximately $207 billion of assets under management with more than 1,450 employees operating across North America, Europe, Asia Pacific and the Middle East. For more information, please visit www.aresmgmt.com.

About Black Creek Group

Black Creek Group is a leading real estate investment management firm that invests in institutional quality commercial real estate across the U.S. The firm manages diverse offerings across the industrial, multifamily, office and retail sectors and provides a range of investment solutions for both institutional and wealth management channels. Over its more than 25-year history, the firm has bought or built over $23 billion of investments. As of March 31, 2021, the firm had a national footprint of 75.8 million square feet across 31 U.S. markets, including properties under control and development. Learn more at blackcreekgroup.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the ability of Ares to consummate the Black Creek acquisition and to effectively integrate the acquired business into our operations and to achieve the expected benefit therefrom. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management Corporation undertakes no duty to update any forward-looking statements made herein.

Contacts:

Ares Management Corporation
Media:
U.S. and International
Brunswick Group
Jonathan Doorley / Alex Yankus
212-333-3810
ares@brunswickgroup.com
or
Ares Management
Brittany Cash, 212-301-0347
bcash@aresmgmt.com

Investors:
Ares Management Corporation
Carl Drake, 888-818-5298
cdrake@aresmgmt.com
or
Greg Mason, 314-282-2533
gmason@aresmgmt.com

Black Creek Group
Briana Ochiltree, 720-728-3109
briana.ochiltree@blackcreekgroup.com